EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2017, with respect to the financial statements included in the Annual Report of Insignia Systems, Inc. on Form 10-K for the year ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the following Registration Statements of Insignia Systems, Inc. on Forms S-8:

File No. 333-205961, effective July 30, 2015
File No. 333-197933, effective August 7, 2014
File No. 333-188761, effective May 22, 2013
File No. 333-182981, effective August 1, 2012
File No. 333-178116, effective November 22, 2011
File No. 333-168715, effective August 10, 2010
File No. 333-161311, effective August 13, 2009
File No. 333-153031, effective August 15, 2008
File No. 333-145506, effective August 16, 2007
File No. 333-127606, effective August 16, 2005
File No. 333-120504, effective November 15, 2004
File No. 333-107087, effective July 16, 2003

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
March 7, 2017
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